EXHIBIT 23(iii)






CONSENT OF INDEPENDENT AUDITORS




We consent to the incorporation by reference in Registration Statements File No. 33-52477 and File No. 33-49397 of Dominion Resources, Inc. on Forms S-3 and Registration Statements File No. 33-55403 and File No. 33-46428 on Forms S-8 of our report dated February 6, 1995, appearing in and incorporated by reference in the Annual Report on Form 10-K of Dominion Resources, Inc. for the year ended December 31, 1994.


DELOITTE & TOUCHE LLP
Richmond, Virginia
March 8, 1995